Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated July 15, 2019, relating to the financial statements of Celexus, Inc., as of March 31, 2019 and 2018 and to all references to our firm included in this Registration Statement.

/S/ BF Borgers CPA PC

Certified Public Accountants

Lakewood, CO

October 31, 2019